Registration No. 33-

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                            ____________

                              FORM S-8
                       REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933

                            ____________


                           GTE CORPORATION
       (Exact name of registrant as specified in its charter)

            New York                              13-1678633
     (State of Incorporation)            (I.R.S. Employer
Identification No.)


           ONE STAMFORD FORUM, STAMFORD, CONNECTICUT 06904
               (Address of principal executive offices)

                       GTE HOURLY SAVINGS PLAN
                       (Full title of the plan)

                          J. MICHAEL KELLY
                         One Stamford Forum
                     Stamford, Connecticut 06904
                           (203 965-2000)
      (Name, address and telephone number of agent for service)
                            ____________

                   CALCULATION OF REGISTRATION FEE
_________________________________________________________________
_____________

                                    Proposed      Proposed
                                    Maximum       Maximum
   Title of            Amount       Offering      Aggregate
Amount of
Securities Being       to be        Price Per     Offering
Registration
   Registered        Registered     Share         Price
Fee
_________________________________________________________________
_____________

Common Stock, par
value $.05 per
share*............  2,000,000 shs.  $42.57**    $85,140,000**
$29,358.63**
_________________________________________________________________
_____________

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

** The shares are to be offered at prices not presently determinable. The fee is calculated upon the average of the high and low prices of the Common Stock on the composite tape of New York Stock Exchange issues on December 11, 1995. As permitted by Rule 429 under the Securities Act of 1933, the prospectus incorporated by reference in this Registration Statement also covers 505,162 shares of common stock previously registered and unissued (Registration Statement No. 33-46612). The Registrant previously paid a filing fee of $38,050 with such registration statement ($4,805 of which is associated with the 505,162 shares of common stock covered by the prospectus incorporated by reference in this Registration Statement).


                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The Annual Report on Form 10-K for the year ended December 31, 1994, of GTE Corporation ("GTE"), GTE's Notice of 1995 Annual Meeting and Proxy Statement dated March 3, 1995 issued in connection with the Annual Meeting of Shareholders held on April 19, 1995, the 1994 Annual Report on Form 11-K of GTE Hourly Savings Plan and the description of Common Stock of GTE contained in GTE's Form S-3 Registration Statement (File No. 33-61661), the Quarterly Reports on Form 10-Q of GTE for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, and the Current Reports on Form 8-K of GTE dated February 17, 1995, September 28, 1995, November 9, 1995 and November 17, 1995 all as filed with the Securities and Exchange Commission (the "SEC"), are incorporated herein by reference. All documents filed by GTE pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities

     Not applicable.


Item 5.  Interests of Named Experts and Counsel

     Not applicable.


Item 6.  Indemnification of Directors and Officers

     GTE is a New York corporation. As permitted by New York law, and as set forth in GTE's By-Laws, a director or officer of GTE is entitled to indemnification by GTE against reasonable expenses, including attorneys' fees, incurred in connection with a civil or criminal proceeding in which such director or officer has been involved, or to which he has been or is threatened to be, made a party, by reason of being a director or officer. In addition, indemnification may be provided against judgments, fines and amounts paid in settlement in such proceedings. In general, however, indemnification is not available where the director or officer acted in bad faith or personally gained a financial profit or other advantage to which he was not legally entitled. The directors and officers of GTE also are covered by insurance policies against certain liabilities which might be incurred by them in such capacities.












                                II-1



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to officers, directors and controlling persons of GTE pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, GTE has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by GTE of expenses incurred or paid by an officer, director or controlling person of GTE in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, GTE will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 7.  Exemption from Registration Claimed

     Not Applicable.


Item 8.  Exhibits

     (1)  See Exhibit Index on Page E-1.

     (2) GTE has submitted the employee benefit plan described herein and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and GTE hereby undertakes that it will make all changes required by the IRS in order to qualify such plan.

Item 9.  Undertakings

     (1) GTE hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, and that for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.
GTE also hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) GTE hereby undertakes that, for the purpose of determining any liability under the Act, each filing of GTE's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) With respect to indemnification for liabilities arising under the Securities Act, see Item 6.






                                II-2



                             SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and State of Connecticut, on the 15th day of December, 1995.

                                        GTE CORPORATION
                                         (Registrant)


                                       J. MICHAEL KELLY
                                      (J. Michael Kelly)
                                Senior Vice President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

(1)  Principal executive officer:


                                                )
         CHARLES R. LEE                           )
        (Charles R. Lee)      Chairman of the Board    )
                              and Chief Executive )
                               Officer          )
                                                )
(2)  Principal financial officer:                 )
                                                )
                                                )
                                                )
        J. MICHAEL KELLY                          )
       (J. Michael Kelly)     Senior Vice President    )
                              -Finance          )
                                                )
(3)  Principal accounting officer:                ) December 15,
1995
                                                )
                                                )
                                                )
        LAWRENCE R. WHITMAN                       )
      (Lawrence R. Whitman)   Vice President and  )
                              Controller        )
                                                )
(4)  Directors:                                 )
                                                )
                                                )
                                                )
         EDWIN L. ARTZT                                )
        (Edwin L. Artzt)      Director          )
                                                )
                                                )
                                                )
        JAMES R. BARKER                           )
       (James R. Barker)      Director          )




                                II-3

(4)  Directors (cont'd.):




          EDWARD H. BUDD                          )
         (Edward H. Budd)     Director          )
                                                )
                                                )
                                                )
         KENT B. FOSTER                           )
        (Kent B. Foster)      Director          )
                                                )
                                                )
                                                )
        JAMES L. JOHNSON                          )
       (James L. Johnson)     Director          )
                                                )
                                                )
                                                )
        RICHARD W. JONES                          )
       (Richard W. Jones)     Director          )
                                                )
                                                )
                                                )
        JAMES L. KETELSEN                         )
       (James L. Ketelsen)    Director          )
                                                )
                                                )
                                                )
         CHARLES R. LEE                           ) December 15,
1995
        (Charles R. Lee)      Director          )
                                                )
                                                )
                                                )
         MICHAEL T. MASIN                         )
        (Michael T. Masin)    Director          )
                                                )
                                                )
                                                )
         SANDRA O. MOOSE                          )
        (Sandra O. Moose)     Director          )
                                                )
                                                )
                                                )
        RUSSELL E. PALMER                         )
       (Russell E. Palmer)    Director          )
                                                )
                                                )
                                                )
          HOWARD SLOAN                            )
         (Howard Sloan)       Director          )
                                                )
                                                )
                                                )
        ROBERT D. STOREY                          )
       (Robert D. Storey)     Director          )





HrSavPln:6
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                              SIGNATURE



The Plan.

     Pursuant to the requirements of the Securities Act of 1933, the GTE Service Corporation Employee Benefits Committee/Savings Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and State of Connecticut on the 15th day of December, 1995.


                         GTE SERVICE CORPORATION EMPLOYEE
BENEFITS
                         COMMITTEE/SAVINGS PLAN COMMITTEE






                                J. RANDALL MACDONALD
                               (J. Randall MacDonald)
                         Chairman, Employee Benefits Committee/
                         Savings Plan Committee

































                                II-5




              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 26, 1995, included in GTE Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 and of our report dated June 9, 1995, included in the GTE Hourly Savings Plan's Annual Report on Form 11-K for the year ended December 31, 1994.





                                   ARTHUR ANDERSEN LLP
                                   ARTHUR ANDERSEN LLP



Stamford, Connecticut,
December 15, 1995.

































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